Global Self Storage Extends and Increases Revolving Credit Facility to $15 Million

New York, NY – July 6, 2021 – Global Self Storage, Inc. (NASDAQ: SELF), a real estate investment trust (REIT) that owns, operates, manages, acquires, and redevelops self-storage properties, has extended its revolving credit facility with The Huntington National Bank and increased the principal amount available from $10 million to $15 million.

The revolving credit facility has a three-year maturity and bears interest on withdrawn funds at a rate equal to one-month LIBOR plus 3.00%. It is secured by the company’s properties in Millbrook, NY, West Henrietta, NY, Lima, OH, Fishers, IN, and Clinton, CT.

The expanded credit facility combined with a recently completed equity offering has increased the company’s capital resources to approximately $21.0 million, comprised of $8.5 million in cash, cash equivalents and restricted cash, $2.6 million in marketable equity securities, and $9.9 million currently available for withdrawal under the revolving credit facility.

“A strengthened balance sheet and greater liquidity enables us to accelerate our growth organically through acquisitions and property expansions,” noted president and CEO of Global Self Storage, Mark C. Winmill. “While the environment for acquisitions remains highly competitive, we are still seeing many opportunities in our target markets where we could apply our successful management techniques to maximize occupancy, revenue and NOI.

“We are also now better positioned to fund joint venture opportunities as they arise. Our strong track record of peer-leading results and unique approach to self-storage management continues to attract the interest of potential joint venture partners. We expect these growth initiatives to increase our funds from operations and deliver greater shareholder value over time.”

Additional details of the revolving credit facility are available in the company’s current report on Form 8-K filed with the U.S. Securities and Exchange Commission at www.sec.gov on July 6, 2021.

About Global Self Storage

Global Self Storage is a self-administered and self-managed REIT that owns, operates, manages, acquires, and redevelops self-storage properties. The company’s self-storage properties are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. Through its wholly owned subsidiaries, the company owns and/or manages 13 self-storage properties in Connecticut, Illinois, Indiana, New York, Ohio, Pennsylvania, South Carolina, and Oklahoma.

For more information, go to http://ir.globalselfstorage.us/ or visit our self storage customer site at www.globalselfstorage.us. You can also follow us on Twitter, LinkedIn and Facebook.

Cautionary Note Regarding Forward Looking Statements

Certain information presented in this press release may contain “forward-looking statements” within the meaning of the federal securities laws including, but not limited to, the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the company’s plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions, and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “plans,” “intends,” “expects,” “estimates,” “may,” “will,” “should,” “anticipates,” or the negative of such terms or other comparable terminology, or by discussions of strategy. All forward-looking statements by the company involve known and unknown risks, uncertainties and other factors, many of which are beyond the control of the company, which may cause the company’s actual results to be materially different from those expressed or implied by such statements, including the negative impacts from the continued spread of COVID-19 on the economy, the self storage industry, the broader financial markets, the Company’s financial condition, results of operations and cash flows and the ability of the Company’s tenants to pay rent. The company may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by the company or on its behalf, are also expressly qualified by these cautionary statements. Investors should carefully consider the risks, uncertainties, and other factors, together with all of the other information included in the company’s filings with the SEC, and similar information. All forward-looking statements, including without limitation, the company’s examination of historical operating trends and estimates of future earnings, are based upon the company’s current expectations and various assumptions. The company’s expectations, beliefs and projections are expressed in good faith, but there can be no assurance that the company’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. The company undertakes no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events. The amount, nature, and/or frequency of dividends paid by the company may be changed at any time without notice.

Contacts:
Global Self Storage
Mark C. Winmill, President and Chief Executive Officer
mwinmill@globalselfstorage.us
1-212-785-0900, ext. 201

CMA Investor Relations
Ron Both
1 (949) 432-7566
SELF@cma.team

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